UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 28, 2009

GRAHAM PACKAGING HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	333-53603-03	23-2553000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2009, Graham Packaging Holdings Company’s wholly-owned subsidiary Graham Packaging Company, L.P. (“Packaging”) entered into the Fourth Amendment to the Credit Agreement (the “Amendment”), dated as of May 28, 2009, among the parties listed herein, amending Packaging’s Credit Agreement, dated as of October 7, 2004 (the “Credit Agreement”).

Pursuant to the Amendment, certain term loan lenders have agreed to extend the maturity of $1,200 million of such term loans from October 7, 2011, to the earlier of April 5, 2014, and the date that is 91 days prior to the maturity of our 8 1/2% senior notes due October 2012 if such senior notes have not been repaid or refinanced in full by such date. The LIBOR margin with respect to such extended term loans will be increased to 4.25%, and a “LIBOR floor” of 2.50% will apply to such extended term loans. The maturity date and interest margins with respect to those term loans held by lenders that did not consent to extend the maturity of their term loans will remain unchanged.

In addition, pursuant to the Amendment, certain revolving credit lenders have agreed to extend the maturity of $112.8 million of revolving credit commitments from October 7, 2010, to the earlier of October 1, 2013, and the date that is 91 days prior to the maturity of our 8 1/2% senior notes due October 2012 if such senior notes have not been repaid or refinanced in full by such date. The LIBOR margin with respect to revolving credit loans made pursuant to such extended revolving credit commitments will be increased to 4.25%, and a “LIBOR floor” of 2.50% will apply to such revolving credit loans. The commitment fee payable with respect to the undrawn extended revolving credit commitments will be increased to 0.75%. The maturity date, interest margins and commitment fee with respect to those revolving credit commitments held by lenders that did not consent to extend the maturity of their revolving credit commitments will remain unchanged. Packaging also voluntarily reduced the amount of total revolving credit commitments available to it under the Credit Agreement from $250 million to $248.0 million.

The Credit Agreement was also amended such that Packaging may not permit its senior secured net leverage ratio to exceed (x) 5.50:1.00 on the last day of any fiscal quarter through and including December 31, 2011, (y) 5.25:1.00 on the last day of any fiscal quarter through and including December 31, 2012, and (z) 5.00:1.00 on the last day of any fiscal quarter thereafter.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement, dated as of May 28, 2009, among Graham Packaging Holdings Company, Graham Packaging Company, L.P., as the borrower, GPC Capital Corp. I, as the co-borrower, the lenders named therein and Deutsche Bank AG Cayman Islands Branch, as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAHAM PACKAGING HOLDINGS COMPANY

BCP/GRAHAM HOLDINGS L.L.C., ITS GENERAL PARTNER

Date: May 29, 2009	By:	/s/ William E. Hennessey
	Name:	William E. Hennessey
	Title:	Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement, dated as of May 28, 2009, among Graham Packaging Holdings Company, Graham Packaging Company, L.P., as the borrower, GPC Capital Corp. I, as the co-borrower, the lenders named therein and Deutsche Bank AG Cayman Islands Branch, as administrative agent for the lenders.